UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

Advanced Medical Isotope Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53497	80-0138937
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1021 N. Kellogg Street ● Kennewick, WA 99336

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 - Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective March 31, 2016, the Registrant amended the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Certificate of Designation”) of the Registrant. The amendment increased the maximum number of shares of Series A Preferred Stock, par value $0.001 per share, from 2,500,000 shares to 5,000,000 shares.

Item 5.07 - Submission of Matters to a Vote of Security Holders

The amendment to the Certificate of Designation referred to in Item 5.03 was approved by the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock, as permitted by Registrant’s Bylaws and Delaware law. The Series A Preferred Stock is not registered pursuant to Section 12(b) or 12(g) of the Securities Act of 1933, as amended. No proxy soliciting material was utilized in connection with the approval by written consent.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.01	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	ADVANCED MEDICAL ISOTOPE CORPORATION
(Registrant)

	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff, Chief Financial Officer